EXHIBIT 5




                        SCHIFF HARDIN & WAITE
                          7200 SEARS TOWER
                      CHICAGO, ILLINOIS  60606


   Neal A. Mancoff
   (312) 258-5699




                          November 4, 1994



   Scotsman Industries, Inc.
   775 Corporate Woods Parkway
   Vernon Hills, Illinois  60061

             Re:  The Delfield Company 401(k) Savings
                  and Profit Sharing Retirement Plan
                  -----------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to Scotsman Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering (i) 200,000 shares of Common Stock, $.10 par value per share, together with the associated Common Stock Purchase Rights, of the Company to be offered and sold pursuant to The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan, as amended and restated effective January 1, 1992 (the "Plan"), as further amended by the First Amendment thereto, dated December 29, 1992 (the "First Amendment"), the Second Amendment thereto, dated March 15, 1993 (the "Second Amendment"), and the Third Amendment thereto, dated November 1, 1994 (the "Third Amendment"), and (ii) an indeterminate amount of interests to

   be offered and sold pursuant to the Plan, as amended.   The
   shares of Common Stock being registered under the Registration Statement are not original issuance securities. We have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.







             Attached hereto is a copy of an Internal Revenue Service determination letter, dated November 17, 1993 finding that the Plan, as amended by the First Amendment and the Second Amendment, is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. It is our opinion that the provisions of the Plan which have been amended by the Third Amendment comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, pertaining to such provisions.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE




                                      By: /s/ Neal A. Mancoff
                                          ______________________
                                           Neal A. Mancoff




































   INTERNAL REVENUE SERVICE                      DEPARTMENT OF THE TREASURY
   DISTRICT DIRECTOR
   P.O. BOX 2508
   CINCINNATI, OH  45201

                                      Employer Identification Number:
                                           38-2985152
   Date:      November 17, 1993                 File Folder Number:
                                           380062145
   THE DELFIELD COMPANY               Person to Contact:
   P.O. Box 470                                 DAVID E. DIXON
   MT. PLEASANT, MI  48804-0470            Contact Telephone Number:
                                           (513) 684-3866
                                      Plan Name:
                                           THE DELFIELD COMPANY 401(K)
                                           SAVINGS AND PROFIT-SHARING
                                           RETIREMENT PLAN

                                           Plan Number:  001

   Dear Applicant:

        We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

        Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

        The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination letter is applicable for the amendment(s)

   adopted on December 29, 1992.

        This determination letter is also applicable for the amendment(s) adopted on March 15, 1993.

        This determination letter is applicable for the plan adopted on January 1, 1992.





   THE DELFIELD COMPANY

        This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

        If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,



                                      /s/ Robert T. Johnson
                                      ---------------------
                                      Robert T. Johnson
                                      District Director


   Enclosures:
   Publication 794





























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